As filed with the Securities and Exchange Commission on April 6, 2017
                                Registration No. 333-206950
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
________________________
MIDDLEBURG FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Virginia	54-1696103
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
________________________
111 West Washington Street
Middleburg, Virginia 20117
(703) 777-6327
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
________________________

Michael W. Clarke
President and Chief Executive Officer
Access National Corporation
1800 Robert Fulton Drive, Suite 300
Reston, Virginia 20191
(703) 871-2100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
________________________

Copies to:
Jacob A. Lutz, III, Esq.
Seth A. Winter, Esq.
Troutman Sanders LLP
Troutman Sanders Building
1001 Haxall Point
Richmond, Virginia 23219
(804) 697-1490
________________________

Approximate Date of Commencement of Proposed Sale to the Public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
 (Check one):

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following Registration Statement on Form S-3 (the "Registration Statement"):


Registration Statement No. 333-206950, pertaining to the registration and possible resale from time to time by the selling shareholder of 454,545 shares of common stock of Middleburg Financial Corporation (the "Company").

On April 1, 2017, pursuant to the Agreement and Plan of Reorganization, dated as of October 21, 2016, by and between Access National Corporation ("Access") and the Company, and a related Plan of Merger, the Company was merged with and into Access (the "Merger"). As a result of the Merger, the Company ceased to exist as of 12:01 a.m. on April 1, 2017.

As a result of the Merger, the offering pursuant to the Registration Statement has been terminated.  In accordance with the undertakings made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, Access (as successor to the Company) hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant (as successor to Middleburg Financial Corporation) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on this 6th day of April, 2017.

ACCESS NATIONAL CORPORATION
(as successor to Middleburg Financial Corporation)

April 6, 2017	By:	/s/ Michael W. Clarke
Michael W. Clarke
President and Chief Executive Officer